Exhibit 99.1

Filed by Valentis, Inc.
Pursuant to Rule 425 under the Securities Act of 1933
and deemed filed pursuant to Rule 14a-12
under the Securities Exchange Act of 1934
Subject Company: Valentis, Inc.
Commission File No. 0-22987

Valentis, Inc.

Benjamin F. McGraw, III

(650) 697-1900 x2

IR@valentis.com

VALENTIS ANNOUNCES THIRD QUARTER FISCAL 2007 FINANCIAL RESULTS
AND PROVIDES LISTING UPDATE

Burlingame, CA, May 15, 2007 - Valentis, Inc. (NASDAQ:VLTS) today announced financial results for its third fiscal quarter ended March 31, 2007.

Valentis reported a net income for the three months ended March 31, 2007 of $80,000, or $0.005 per basic and diluted share, on revenue of $231,000, compared to a net loss of $4.9 million, or $0.321 per basic and diluted share, on revenue of $114,000 for the corresponding period of the prior year. Net loss for the nine months ended March 31, 2007 was $2.7 million, or $0.158 per basic and diluted share, on revenue of $571,000, compared to a net loss of $12.3 million, or $0.826 per basic and diluted share, on revenue of $587,000 for the corresponding period of the prior year.

Revenue reported in the three and nine months ended March 31, 2007 and 2006 primarily reflected license fees received during the periods under agreements related to Valentis’ technologies.

Following Valentis’ July 2006 announcement regarding negative results in its Phase IIb clinical trial of VLTS 934 in patients with peripheral artery disease, or PAD, Valentis ceased all research and development activities on all of its potential products and technologies, including activities relating to its clinical trials and has been focusing on the licensing and sale of its technologies and the assertion of its intellectual properties. Valentis did not record any research and development expenses during the quarter ended March 31, 2007. For the nine months ended March 31, 2007, Valentis recorded $961,000 of research and development expenses, which primarily reflected expenses incurred prior to the cessation of all research and development activities, and included non-cash stock-based compensation expenses of $209,000. For the three and nine months ended March 31, 2006, Valentis recorded $3.7 million and $9.3 million of research and development expenses, respectively, which primarily reflected expenses incurred relating to its Phase IIb clinical trial of VLTS 934 in patients with PAD, and included non-cash stock-based compensation expenses of $185,000 and $541,000, respectively.

General and administrative expenses decreased approximately $400,000 to approximately $921,000 for the quarter ended March 31, 2007, compared to approximately $1.3 million for the corresponding period in 2006. General and administrative expenses decreased approximately $37,000 to approximately $3.76 million for the nine months ended March 31, 2007, compared to approximately $3.80 million for the corresponding period in 2006. The decreases were primarily attributable to lower expenses resulted from reduction of workforce, partially offset by expenses associated with our pursuit of strategic opportunities, including the sale of certain assets and the proposed merger with Urigen. Also included in general and administrative expenses are non-cash stock-based compensation expenses of $248,000 and $240,000 for the quarter ended March 31, 2007 and 2006, respectively, and of $930,000 and $894,000 for the nine months ended March 31, 2007 and 2006, respectively.

Valentis announced restructuring activities, including a workforce reduction of approximately 55% of its employees on August 18, 2006. Further reductions of approximately 66% of its remaining workforce

533 Airport Blvd., Suite 400 • Burlingame, CA 94010 • Tel. (650) 697-1900 • Fax (650) 652-1990

occurred through the ends of August and October 2006. Valentis anticipates further reductions of its remaining workforce as it proceeds towards the completion of its strategic opportunities, primarily including consummating the proposed merger with Urigen. The total costs associated with the reduction in workforce are estimated to be between $1.1 million and $1.4 million, primarily related to severance benefits, of which $921,000 has been recognized as restructuring charges and paid as of March 31, 2007. The remaining costs related to the workforce reduction are expected to be recognized as restructuring charges and paid in the fiscal fourth quarter of 2007.

For the three and nine months ended March 31, 2007, Valentis recognized approximately $790,000 and $2.4 million of other income, respectively, from the sale of most of its remaining potential products, technologies and other assets

On March 31, 2007, Valentis had $1.1 million in cash and cash equivalents compared to $4.3 million in cash, cash equivalents and short-term investments on June 30, 2006. The decreases of $3.2 million in cash, cash equivalents and short-term investments balances primarily reflected spending related to severance payments and Valentis’ efforts to pursue its strategic opportunities, which include consummating Valentis announced potential merger with Urigen and selling certain assets. Valentis currently expects to have sufficient financial resources to continue its operations through June 2007 and anticipates holding its stockholders’ meeting to approve the proposed merger with Urigen and related transactions on or about June 14, 2007. Depending upon the SEC’s review of the registration statement and other factors, the date for the stockholders’ meeting of Valentis may be subject to change.

Listing Update

As previously reported, on April 10, 2007 Valentis received a letter from the Nasdaq Stock Market formally notifying Valentis that the Nasdaq Listing Qualifications Panel granted Valentis’ request for continued listing on the Nasdaq Capital Market on the condition that Valentis achieve certain milestones under its plan of compliance, as presented to the Panel on March 1, 2007, by certain specified dates. The Panel further informed Valentis that if it did not meet such milestones and did not otherwise demonstrate compliance with the requirements for continued listing on the Nasdaq Capital Market, Nasdaq may delist Valentis’ shares from the Nasdaq Capital Market.

Valentis has worked towards achieving the specified milestones, including efforts toward completing the proposed merger with Urigen, but Valentis has determined that compliance with Nasdaq’s initial listing requirements at the time of the proposed merger, including the stockholders’ equity requirement, would not be in the best interests of Valentis and it stockholders at this time because it would require significant dilution to the holdings of Valentis’ current stockholders. Valentis is working to make a voluntary transition to the Over-The-Counter Bulletin Board maintained by the National Association of Securities Dealers, Inc. To facilitate the transition, and in accordance with Rule 15c2-11 under the Exchange Act, Empire Financial Group, Inc., a market-making firm, has submitted a Form 211 to the NASD for its review. The NASD has not yet approved the Form 211. Pending the NASD’s approval of the Form 211, Valentis has requested that the Panel afford Valentis a grace period before rendering any determination to delist its securities from the Nasdaq Capital Market so as to facilitate the orderly transition of trading in Valentis’ common stock from the Nasdaq Capital Market to the OTC Bulletin Board.

Where to Find Additional Information about the Proposed Merger Transaction

In connection with the proposed merger transaction, Valentis has filed with the SEC a registration statement on Form S-4 which contains a preliminary joint proxy statement and prospectus. The registration statement on Form S-4 has not been declared effective by the SEC. Investors and security holders of Valentis and Urigen are urged to read the joint proxy statement/prospectus (including any amendments or supplements thereto) and any other relevant materials regarding the proposed merger transaction (when they become available) because they contain or will contain important information about Valentis, Urigen and the proposed merger transaction. The joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Valentis with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Valentis by contacting Valentis Investor Relations at ir@valentis.com, via telephone at (650) 697-1900 or via Valentis’ website at www.valentis.com. Investors and security holders are urged to read the joint proxy statement/prospectus and any other relevant materials (when they become available) before making any voting or investment decision with respect to the proposed merger transaction.

This press release shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

Valentis and its directors and executive officers and Urigen and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Valentis and Urigen in connection with the proposed merger transaction. Information regarding the special interests of these directors and executive officers in the proposed merger transaction is included in the joint proxy statement/prospectus referred to above.

About Urigen

Urigen is a specialty pharmaceutical company dedicated to the development and commercialization of therapeutic products for urological disorders. Urigen’s two lead programs target significant unmet medical needs and major market opportunities in urology. Urigen’s URG101 project targets chronic pelvic pain of bladder origin (CPP) which affects approximately 10.5 million men and women in North America. Urigen’s URG301 project targets acute urgency in patients diagnosed with an overactive bladder, another major unmet need that is insufficiently managed by presently available overactive bladder drugs. URG301 is a proprietary dosage form of an approved drug that is locally delivered to control urinary urgency. For further information, please visit Urigen’s website at www.urigen.com.

About Valentis

Valentis is a biotechnology company that was engaged in the development of innovative products for PAD. On July 11, 2006, Valentis announced that no statistically significant difference was seen in the primary endpoint or any of the secondary endpoints in its Phase IIb clinical trial of VLTS 934 in PAD. Valentis is assessing strategic opportunities that may be available to it, including the sale or the above noted proposed merger of its business and the sale or licensing of certain of its assets. Additional information about Valentis can be found at www.valentis.com.

This press release includes forward-looking statements. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. Valentis has based these forward-looking statements on current expectations, assumptions, estimates and projections. While Valentis believes that these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. In particular, these risks and uncertainties include, without limitation, the future financial condition of Valentis, the risk that Valentis may not be able to complete the proposed merger transaction with Urigen, risks associated with Valentis’ restructuring activities, including, but not limited to, the licensing and sale of certain of its technologies, the risk that the NASD will not approve the Form 211, the risk that Nasdaq will delist Valentis’ common stock from the Nasdaq Capital Market prior to the transition of trading in Valentis’ common stock to the OTC Bulletin Board, and industry wide changes and other causes. These and other important factors, including those discussed in Valentis’ Annual Report on Form 10-K for the fiscal year ended June 30, 2006 and its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007, as filed with the SEC, may cause the actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, investors and securityholders are cautioned not to place undue reliance on such forward-looking statements. Valentis does not undertake any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect future events or developments.

VALENTIS, INC.
SELECTED CONSOLIDATED FINANCIAL DATA

Statement of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2007	2006	2007	2006
License and other revenue	$231	$114	$571	$587
Total revenue	231	114	571	587

Operating expenses:
Research and development	—	3,694	961	9,299
General and administrative	921	1,320	3,764	3,801
Restructuring charges	22	—	921	—
Total operating expenses	943	5,014	5,646	13,100
Loss from operations	(712)	(4,900)	(5,075)	(12,513)

Interest income	2	50	38	208
Other income and expenses	790	—	2,341	(35)
Net income (loss)	$80	$(4,850)	$(2,696)	$(12,340)

Income (loss) per common share
Basic	$0.005	$(0.321)	$(0.158)	$(0.826)
Diluted	$0.005	$(0.321)	$(0.158)	$(0.826)

Weighted-average shares used in computing net income (loss) per common share
Basic	17,056	15,112	17,048	14,933
Diluted	17,071	15,112	17,048	14,933

Condensed Balance Sheet
(in thousands)

	March 31, 2007	June 30, 2006
	(unaudited)	(*)
ASSETS
Cash, cash equivalent and short-term investments	$1,114	$4,348
Other current assets	268	367
Total current assets	1,382	4,715
Property and equipment, net	6	37
Goodwill and other assets, net	409	506
	$1,797	$5,258
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued liabilities	$522	$2,415
Stockholders’ equity	1,275	2,843
	$1,797	$5,258

* Derived from audited financial statements